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                               ORDINANCE NO. 78-11

       AN ORDINANCE OF THE CITY OF HILLSBORO, TEXAS, GRANTING TO CABLE T.V. OF HILLSBORO, INC., ITS SUCCESSORS AND ASSIGNS, A FRANCHISE TO BUILD, CONSTRUCT, OPERATE AND MAINTAIN A CABLE TELEVISION COMMUNICATIONS SYSTEM IN THE CITY OF HILLSBORO, TEXAS; DEFINING TERMS AND THE FRANCHISE TERRITORY; PROVIDING FOR DURATION OF THE FRANCHISE AND RENEWAL; PROVIDING FOR A SCHEDULE OF COMMENCEMENT AND COMPLETION; FORTH MAXIMUM RATES TO BE CHARGED; PROVIDING FOR AN ANNUAL FRANCHISE FEE; DESCRIBING THE TYPE OF SYSTEM TO BE INSTALLED AND OPERATED; PROVIDING FOR THE USE OF CITY STREETS AND RIGHTS OF WAY AND REGULATING SUCH USE; SETTING FORTH SERVICE STANDARDS; PROVIDING FOR A COMPLAINT PROCEDURE; SETTING FORTH THE RIGHT OF REVOCATION TO THE CITY AND MONETARY PENALTIES FOR BREACHES; PROHIBITING DISCRIMINATORY PRACTICES; INCORPORATING APPLICATION FOR FRANCHISE; PROVIDING FOR SEVERABILITY; AND SETTING FORTH AN EFFECTIVE DATE.

       WHEREAS, the City Council of the City of Hillsboro, Texas, has found and determined that the public necessity and convenience of the City of Hillsboro, Texas, would be served by a cable television communications system; and,

       WHEREAS, the City Council of the City of Hillsboro, Texas, has concluded full and open hearings on the 5th day of December, 1978, after public notice of such hearings was duly published on the 13th day of November, 1978, during which the applicant, interested parties and members of the public desiring to make application and/or present statements concerning the grant of a cable television franchise, were afforded an opportunity to do so; and,

       WHEREAS, there being only one applicant, CABLE T.V. OF HILLSBORO, INC., and no objection to that applicant having been heard, and the qualifications, construction programs and proposals of said applicant having been considered, the application of said applicant, with variations and amendments, was approved.

       BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF HILLSBORO, TEXAS AS
FOLLOWS:

       SECTION 1. DEFINITIONS

       The following terms and phrases, as used herein, shall be given the meaning set forth below:

               A. "Cablecasting."

               Programming carried on a cable system, exclusive of broadcast signals, whether originated by the cable operator or any other party.


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               B. "Cable Communications System;" "System."

               Any system which receives and amplifies signals broadcast by one or more television and/or radio stations and which transmits programming originated by the system itself or by another party, and distributes such signals and programming by wire, cable, microwave, satellite, or other means to persons who subscribe to such service.

               C. "City."

               The City of Hillsboro, Texas, a municipal corporation in Hill County, in its present incorporated form or as it may be changed by annexation.

               D. "Council."

               The City Council of the City of Hillsboro, Texas, the local legislative body, or its designated representative.

               E. "Grantee."

               Cable T.V. of Hillsboro, Inc., a Texas corporation, and its lawful successors and assigns, whose principal office is situated at 700 West Airport Freeway, Suite 790 (P.O. Box 6034), Irving, Texas 75062.

               F. "Gross Revenues."

               Any and all compensation, in whatever form, exchange or otherwise, derived by Grantee from the provision of all cable services to the City, but shall not include any refunds or credit made to subscribers or any taxes imposed on the service furnished by Grantee.

               G. "Subscriber."

               A recipient of cable television service from Grantee.

               H. "F.C.C."

               The Federal Communications Commission, the present Federal Agency of that name as constituted by the Communications Act of 1934, or any successor agency created by the United States Congress.

               I. "Person."

               Any individual, firm, partnership, association, corporation, company or organization if any kind.

       SECTION 2. GRANT OF AUTHORITY

               A. There is hereby granted by the City to the Grantee, the right and privilege to construct, erect, operate and maintain, in, upon, along, across, above, over and under the streets, alleys, public ways and public places now laid out or dedicated and all extensions thereof, and additions thereto in the City, poles, wires, cables, underground conduits, manholes, and other cable conductors and fixtures necessary for the maintenance and operation in the City


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of a Cable Communications System, to be used for the sale and distribution of cable services to the residents of the City. Said broadband cable services shall include, but shall not be limited to, the carriage of television and radio signals and cable casting programming.

               B. The Grantee shall, at all times during the operation of this franchise, be subject to all lawful exercise of the police power as may be hereafter provided by the City.

               C. The rights and privileges herein granted shall not be exclusive, the City reserving the right to make similar grants when such grant or grants may be required by the public interest, convenience and necessity.

       SECTION 3. FRANCHISE TERRITORY

               A. The franchise is for the present territorial limits of the City of Hillsboro, hill County, Texas, and for any area henceforth added thereto during the term of this franchise.

               B. Cable service shall be made available to the entire franchise area in accordance with the construction time table contained in Section 5 of this ordinance.

       SECTION 4.DURATION OF FRANCHISE; RENEWAL

               A. The duration of the rights, privileges and authorizations hereby granted shall be fifteen (15) years from the date the franchise is accepted by Grantee as provided in Section 17.

               B. Grantee shall have the option to request renewal of this franchise for an additional period not to exceed fifteen (15) years. The City shall notify Grantee in writing at least six (6) months prior to the expiration of the initial term of this franchise and so advise Grantee of the option available to it for renewal as hereinafter provided. Should Grantee desire to exercise this option, it shall so notify the City, in writing, not less than three (3) months prior to expiration of this franchise. Upon exercise of this option by Grantee, the City may at its option conduct a full, open, and public renewal proceeding upon prior notice and opportunity of all interest parties to be heard; however, the franchise may be renewed by City without such hearing. The renewal proceeding shall be held for the purpose of considering Grantee's performance under this franchise in order to determine whether to renew this franchise. Renewal shall not be unreasonable denied and shall be granted unless Grantee is found to be unqualified to continue operation of this cable television system. If this franchise is renewed by the City, all of the terms and provisions contained herein shall be controlling during the renewal period, except to the extent that said terms and provision s are modified by the City, or unless this franchise is superseded by a new franchise. Should the City, for any reason, deny renewal of this franchise, such denial shall be accompanied by a written statement setting forth the reasons for the denial. Grantee shall have the right to request review of any such denial by any court of competent jurisdiction. Furthermore, in the event that the City denies renewal, Grantee shall be afforded a period of six (6) months following denial within which to sell, transfer, or convey this cable television system to a qualified purchaser at fair market value. During this six-month period, which shall run from the effective date of the final order or decision denying renewal, including, any appeal, Grantee shall have the right to operate this cable television system pursuant to the terms of this franchise.

               C. Should City fail to notify Grantee in writing at least six (6) months prior to the expiration of the initial term of this franchise, then this franchise shall be automatically


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renewed for an additional fifteen (15) year period.

       SECTION 5. COMMENCEMENT AND COMPLETION OF CONSTRUCTION

               A. Within sixty (60) days of the effective date of this franchise, the Grantee must undertake the necessary steps to secure authorization to operate from the F.C.C. and/or any other appropriate governmental agencies regulating cable service. If authorization to operate is not received within twelve (12) months of the effective date of this franchise, the franchise may be canceled at the option of the City.

               B. The Grantee shall begin construction immediately upon receiving said authorization, and a significant portion of such construction (at least one-third) shall be accomplished within twelve (12) months from receipt of such governmental authorization. Thereafter Grantee shall equitably and reasonably proceed to complete the necessary construction at the rate of not less than one-third (1/3) each year until the entire franchise area is served.

       SECTION 6. TRANSFER OR ASSIGNMENT

       No transfer or assignment of the rights under this franchise or of control of the cable system shall take place, whether by forced or voluntary sale, lease, mortgage, assignment, encumbrance, or any other form of disposition, without prior notice to and written approval by the City, which approval will not be unreasonably withheld; however, the Grantee does retain the right to transfer or assign its rights under this franchise for the purpose of security for indebtedness to finance the system without written approval of the City, so long as Communications Systems, Inc. continues its guarantee of performance by said successor or assignee as provided in Section 17 hereof.

       SECTION 7. RATES

               A. The maximum rates which may be charged by the Grantee to subscriber shall be as follows:

                Basic Installation (initial)

                       First Additional Connection                        $37.50
                       Each Additional Connection                          15.00

                Relocation or Add Connection (at later Date)

                       First Connection                                    25.00
                       Each Additional Connection                          15.00

                Reconnect Service                                          15.00

                Basic Monthly Service

                       First Connection                                     8.00
                       Each Additional Connection                           2.00

                Late Charge (after 15 days)                                  .50

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               B. All requests for increases and rates and/or charges shall be subject to the approval or disapproval of the City Council after an appropriate public hearing is held at which all interested parties are heard. Grantees shall submit in writing all proposed rate increases to the City along with their proposed effective date, and the City shall notify Grantee of the date of the public hearing to be held on same. However, if no written objection or notice of public hearing is submitted to Grantee by City within sixty (60) days from receipt by City of the notice of such proposed rate increases, then such new rates shall become effective immediately without a public hearing or approval by the City.

       SECTION 8. PAYMENT TO THE CITY

               A. For the use of the streets, and other facilities of the incorporated area of the City of Hillsboro, Texas for the operation of the cable communications system and for the supervision thereof by the franchising authority, during the first two (2) years from the date of this ordinance the grantee shall pay to the franchising authority an amount equal to two percent (2%) of the Grantees gross revenue from the operation of the Cable Communications Systems in the incorporated area of the City of Hillsboro, Texas, during the year. From and after the expiration of two (2) years from the date of this ordinance, the Grantee shall pay to the franchising authority an amount equal to three percent (3%) of the Grantees gross revenues from the operations of the Cable Communications Systems in the incorporated area of the City of Hillsboro, Texas, during the year.

               B. The annual franchise fee shall be paid by Grantee to City at its administration offices on or before February 1st of the year following the close of the preceding calendar year.

               C. Grantee shall submit to City with the annual franchise fee payment such reasonable documentation or information as may be required by the City reflecting the calculation of said franchise fee and the financial information of Grantee upon which it was based.

       SECTION 9. EQUIPMENT AND OPERATION

       The minimum communications system agreed and permitted to be installed and operated hereunder shall:

       1. Be operated in conformance with the FCC's Technical Standards, 47 C.F.R. 76.601 et seq;

       2. Have the capability of distributing signals on twenty (20) VHF television channels, plus the capability of distribution four (4) or more FM stereo radio signals;

       3. Distribute all allowable VHF, UHF and FM signals on the system at all hours when the signals are being broadcast by the TV and radio stations, all pursuant to FCC's signal carriage rules;

       4. Distribute all VHF, UHF and FM signals originating from any source when available off the air at City for such distribution;

       5. Provide a local television channel which will carry twenty-four (24) hours each day time and weather information, except at such times as they are presented on said local channel special local programs;


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       6. Provide all other channels as proposed in the application of Grantee, including a special sports channel, a special Christian broadcasting channel and a special Education channel, all subject to FCC approval; and,

       7. Distribute closed circuit television broadcasts and pay television when available to the system in City, if there is sufficient demand by the subscribers to the economically feasible.

       However, the number of television channels made available to the public shall depend upon the continuation of present signals from stations available at this time and those commenced in the future, and subject to limitations and all regulations of the FCC.

       SECTION 10. USE OF STREETS

               A. All transmission and distribution structures, lines, and equipment erected by the Grantee within the City shall be so located as to cause minimum interference with the rights and reasonable convenience of property owners who adjoin any of the said streets.

               B. In case of disturbance of any street or paved area the Grantee shall, at its own cost and expense and in a manner approved by the City, replace and restore such street or paved area.

               C. If at anytime during the period of the franchise the city shall lawfully elect to alter or change the grade of any street, the Grantee, upon reasonable notice by the City, shall remove, relay, and relocate its poles, wires, cables, underground conduits, manholes, and other fixtures at its own expense.

               D. Any poles or other fixtures placed in or adjacent to any street by the Grantee shall be placed in such manner as to comply with all requirements of the City.

               E. The Grantee shall, at the request of any person holding a moving permit issued by the City, temporarily raise or lower its wires to permit the moving of buildings. The expense of such temporary removal or raising or lowering of wires shall be paid by the person requesting the same, and the Grantee shall have the authority to require such payment in advance. The Grantee shall be given not less than forty-eight (48) hours advance notice to arrange for such temporary wire changes.

               F. The Grantee shall have the authority to trim trees upon and overhanging streets of the City so as to prevent the branches of such trees from coming in contact with the wires and cables of the Grantee.

               G. In all sections of the City were the cables, wires, or other like facilities of public utilities are placed underground, the Grantee shall likewise place its cables, wires or other facilities underground.

               H. At the expiration of the term for which the franchise is granted, or upon its termination and cancellation, as provided for herein, the City shall have the right to require the Grantee to remove at its own expense all portions of the cable television system from all streets within the City.

       SECTION 11. INDEMNIFICATION


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               A. It shall be expressly understood and agreed by and between the
City and the Grantee hereunder that the Grantee shall save the City and its agents and employees harmless from and against all claims, damages, losses, and expenses, including attorney's fees sustained by the City on account of any suit, judgment, execution, claim or demand whatsoever arising out of but not limited to copyright infringements and all other damages arising out of the installation, operation or maintenance of the cable system authorized herein, whether or not any act or omission complained of is authorized, allowed or prohibited by this ordinance and any franchise granted hereunder.

               B. Grantees shall procure and furnish and file with the City evidence of a valid policy or policies of liability insurance approved by the City covering liability and property damage with minimum amounts of liability thereunder as follows: One Hundred Thousand Dollars ($100,000) for any one single personal injury to any one person; Three Hundred Thousand Dollars ($300,000) for all personal injury in any one single accident or occurrence; and, Five Hundred Thousand Dollars ($500,000) for liability due to property damage.

       SECTION 12. SERVICE STANDARDS

               A. The Grantee shall put, keep, and maintain all parts of the system in good condition throughout the entire franchise period.

               B. Upon termination of service to any subscriber, the grantee shall promptly remove all of its facilities and equipment from the premises of such subscriber upon his or her written request.

               C. Grantee shall render efficient service, make repairs promptly, and interrupt service only for good cause and for the shortest time possible. Such interruptions, insofar as possible, shall be preceded by notice and shall occur during periods of minimum system use.

               D. Grantee shall not allow its cable or other operations to interfere with television reception of persons not served by

                                  PAGE MISSING
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       SECTION 14. RIGHT OF REVOCATION; FORFEITURE

               A. If Grantee should violate any of the terms, conditions or provisions of this franchise or if Grantee should fail to comply with any reasonable provisions of any ordinance of the City regulating the use by Grantee of the streets, alleys, easements or public ways of the City, and should Grantee further continue to violate or fail to comply with the same for a period of thirty (30) days after Grantee shall have been notified in writing by the City to cease and desist from any such violation or failure to comply so specified, then Grantee may be deemed to have forfeited and annulled and shall thereby forfeit and annul all the rights and privileges granted by this franchise; provided that such forfeiture shall be declared only by written decision of the City Council after an appropriate public proceeding before the City Council affording Grantee due process and full opportunity to be heard and to respond to any such notice of violation or failure to comply; and provided further that the City Council may, in its discretion and upon a finding of violation or failure to comply, impose a lesser penalty than forfeiture of this franchise or excuse the violation or failure to comply upon a showing by Grantee of mitigating circumstances.

               B. Grantee shall have the right to appeal any finding of violation or failure to comply and any resultant penalty to any court of competent jurisdiction.

               C. In the event that forfeiture is imposed upon Grantee, it shall be afforded a period of six (6) months within which to sell, transfer, or convey this cable television system to a qualified purchaser, approved by City, at fair market value. During this six (6) month period, which shall run from the effective date of the final order of decision imposing forfeiture, including any appeal, Grantee shall have the right to operate this cable television system pursuant to the provisions of this franchise.

               D. In the event the Grantee shall be adjudicated bankrupt or placed in receivership, the City may by resolution declare the franchise herein granted to be forfeited and terminated.

       SECTION 15. PREFERENTIAL OR DISCRIMINATORY PRACTICES PROHIBITED

       Grantee shall not, as to rates, charges, services, services facilities, rules, regulations, employment, or in any other respect, make or grant any undue preference or advantage to any party, nor subject any party to any prejudice or disadvantage.

       SECTION 16. GRANTEE'S APPLICATION INCORPORATED

       By its acceptance of the franchise, Grantee specifically agrees that its application for this franchise (dated October 9, 1978 and submitted by Communications Systems, Inc.) is hereby incorporated by reference and made a part of this ordinance. In the event of a conflict between proposed services listed in said application and the provisions of this ordinance, that provision which provides the greatest benefit to the City, in the opinion of the City Council, shall prevail. Failure to provide services as promised in Grantee's application as incorporate herein shall be deemed a breach of this ordinance to which the provisions of Section 14 of this ordinance shall apply. However, Grantee may substitute programs which will provide to the subscribers in the City increased and maximum benefit and appeal.

       SECTION 17. ACCEPTANCE; EFFECTIVE DATE


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               A. Grantee shall have fifteen (15) days after the effective date of this ordinance in which to file its written acceptance thereof with the City, and such acceptance must include a guarantee of the performance by Grantee of all of its obligations under the terms of this franchise by its affiliated corporation, Communications Systems, Inc., a Texas Corporation, which guarantee shall remain in full force and effect during the term of this franchise.

               B. This ordinance shall take effect and be in force from and its acceptance of Grantee and guarantee by Communications System Inc. Upon filing of such acceptance and guarantee, Grantee shall also furnish to the City the policies of liability insurance provided for herein or certificates representing same. The guarantee by Communications Systems, Inc. shall be executed by a duly authorized office of said corporation who must demonstrate proof of his corporate authority.

       SECTION 18. RULES APPLICABLE

       This franchise is governed by and subject to all applicable rules and regulations of the Federal Communications Commission, specifically including
Part 76, and by the laws of the State of Texas, and the Charter and all ordinances of the City. Should there by any modifications of the provisions of
Section 76.31 of the Rules and Regulations of the Federal Communications Commission which must be incorporated into this franchise, the City and Grantee agree that such incorporation shall be accomplished within the time schedule set forth in the FCC's rules.

       SECTION 19. PUBLIC SERVICE CONNECTION

       Grantee shall as a public service install in and make available to each of the following named public buildings one (1) cable television connection without any charge whatsoever, including installation, and shall maintain each such service during the term of this franchise. Such building are the City Fire Station, City Administration Building and each public school in the City now existing, or hereinafter constructed, so long as the same are within two hundred
(200) feet of existing service of Grantee.

       SECTION 20. NOTICES

       All notices provided for in this franchise ordinance shall be deemed delivered forty-eight (48) hours after the deposit of same in the U.S. Mail by either party, properly addressed to the other party at the addresses given below, postage prepaid and certified, return receipt requested, whether actually received or not. The address for the City shall be The City of Hillsboro, P.O. Box 568, Hillsboro, Texas 76645. The address for the Grantee shall be Cable T.V. of Hillsboro, Inc., P.O. Box 6034, Irving, Texas 75062. Either party shall notify the other in writing if there is any change of the above address during the term of this ordinance.

       SECTION 21. SEVERABILITY

       If any section, sentence, clause or phrase of the ordinance is held unconstitutional or otherwise invalid, such informity shall not affect the validity of the ordinance, and andy portions in conflict are hereby repealed. Provided, however, that in the event that the Federal Communications Commission declares any section invalid, then such section or sections shall be renegotiated by the City and the Grantee.


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       PASSED AND APPROVED on this the 19th day of December, 1978.

                                                       CITY OF HILLSBORO, TEXAS

                                                       BY: /s/ HARRY F. BLOUNT
                                                          ----------------------
                                                          Harry F. Blount, Mayor

ATTEST:

/s/ PATRICIA CROMEANS
-------------------------------
Patricia Cromeans, Secretary


APPROVED AS TO FORM:


BY: /s/ JAMES A. SHOWERS
   ----------------------------
James A. Showers, City Attorney

                                ORDINANCE NO 88-9

       AN ORDINANCE AMENDING ORDINANCE NO 78-11, CITY OF HILLSBORO, TEXAS, GRANTING TO CABLE TV OF HILLSBORO, INC. A FRANCHISE TO CONSTRUCT, OPERATE AND MAINTAIN A CABLE TELEVISION COMMUNICATIONS SYSTEM IN THE CITY OF HILLSBORO BY AMENDING SECTION 1, DEFINITIONS, SUBSECTION E, GRANTEE, TO DEFINE GRANTEE AS HILLSBORO CABLE TV, LIMITED PARTNERSHIP; BY AMENDING
       SECTION 4, DURATION OF FRANCHISE; RENEWAL, SUBSECTIONS A AND B, TO PROVIDE A TERMINATION DATE, AND TO PROVIDE FOR COMPLIANCE WITH PROCEDURES AUTHORIZED BY SECTION 626 OF THE CABLE COMMUNICATIONS POLICY ACT OF 1984; BY REPEALING SECTION 4, DURATION OF FRANCHISE, RENEWAL; BY AMENDING
       SECTION 9, EQUIPMENT AND OPERATION, SUBSECTION 1, TO REQUIRE A BIANNUAL PROOF OF PERFORMANCE TEST; BY AMENDING SECTION 11, INDEMNIFICATION, SUBSECTION B, TO REQUIRE GRANTEE TO FURNISH THE CITY ADDITIONAL LIABILITY INSURANCE; BY AMENDING SECTION 20, NOTICES, TO REFLECT THE CORRECT ADDRESS OF GRANTEE; REPEALING ALL ORDINANCES OR PARTS OF ORDINANCES IN CONFLICT HEREWITH; CONTAINING A SEVERABILITY CLAUSE; AND PROVIDING FOR AN EFFECTIVE DATE.

       WHEREAS, the City Council of the City of Hillsboro, Texas, granted a franchise to build, construct, operate and maintain a cable television communications system in the City of Hillsboro, Texas, to Cable TV of Hillsboro, Inc., by Ordinance No. 78-11, on December 19, 1978; and,

       WHEREAS, the City Council of the City of Hillsboro, Texas, has given written approval for the transfer and assignment of said franchise to HILLSBORO CABLE TV, LIMITED PARTNERSHIP; and,

       WHEREAS, the City Council of the City of Hillsboro, Texas, has found and determined that Ordinance No. 78-11, should be amended to reflect the change in ownership of said franchise, as well as to comply with certain amendments to Federal and State law;

       NOW, THEREFORE, BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF HILLSBORO, TEXAS, AS FOLLOWS:

       Section 1. That SECTION 1, DEFINITIONS, Subsection E, "GRANTEE", of Ordinance No. 78-11, City of Hillsboro, Texas, be, and it is hereby amended to read as follows:

       SECTION 1. DEFINITIONS

       E. "GRANTEE".

       HILLSBORO CABLE TV, LIMITED PARTNERSHIP, and its lawful successors and assigns, whose mailing address is P.O. Box 580279, Houston, Texas 77258-0279

       Section 2. That SECTION 4, DURATION OF FRANCHISE; RENEWAL, Subsections A and B, Ordinance No. 78-11, City of Hillsboro, Texas, be, and they are hereby amended to read as follows:

       SECTION 4. DURATION OF FRANCHISE; RENEWAL

       A. This franchise and all of the rights, privileges, and authorizations hereby granted shall terminate on December 20, 1993.

       B. Procedures for renewal of this franchise shall comply with Section 626 of the Cable Communications Policy Act of 1984.

       Section 3. That SECTION 4, DURATION OF FRANCHISE; RENEWAL, Subsection C, Ordinance No. 78-11, City of Hillsboro, Texas, be, and it is hereby repealed.

       Section 4. That SECTION 9, EQUIPMENT AND OPERATION, Subsection 1, Ordinance No. 78-11, City of Hillsboro, Texas, be, and it is hereby amended to read as follows:

       SECTION 9. EQUIPMENT AND OPERATION

       The minimum communications system agreed and permitted to be installed and operated hereunder shall:

       1. Be operated in conformance with the FCC's Technical Standards, 47 C.F.R. 76.601 et seq. Grantee shall run a Proof of Performance test every other year during the term of this franchise, the results of which shall be reported to the City Council, as follows:

                 (1)  On February 12, 1989.
                 (2)  On February 12, 1991.
                 (3)  On February 12, 1993.

       In the event Grantee fails to so test and submit the results thereof to the City Council within thirty (30) days of the dates specified, the City will notify Grantee of its violation of the terms of this Section, and Grantee shall be given an additional thirty (30) days to remedy said violation. Failure to so test and submit the results thereof to the City Council after notification shall invoke the provisions of Section 14 hereof.

       Section 5. That SECTION 11, INDEMNIFICATION, Subsection B, Ordinance No. 78-11, City of Hillsboro, Texas, be, and it is hereby amended to read as follows:

       SECTION 11. INDEMNIFICATION

       B. Grantees shall procure and at all times thereafter maintain in full force and effect at its sole expense, and shall file with the City an acceptable policy or policies of liability insurance, including comprehensive general liability insurance products/completed operations liability, personal injury liability, owners and contractors protective liability, and broad form property damage, in minimum amounts of One Million Dollars ($1,000,000.00) per occurrence, as well as a policy or policies of automobile liability (owned; nonowned and hired automobiles) in minimum amounts of One Million Dollars ($1,000,000.00) per occurrence. The policy or policies shall name as primary insured the City, and in their capacity as such, their officers, agents and employees.

       The policy or policies of insurance shall be maintained by the Grantee in full force and effect during the entire term of the franchise. Each policy of insurance shall contain a statement on its face that the insurer will not cancel the policy or fail to renew the policy, whether for nonpayment of premium, or otherwise, and whether at the request of the Grantee or for other reasons, except after thirty (30) calendar days advance of written notice mailed by the insurer to the City Manager, and that such notice shall be transmitted postage prepaid, certified mail, with return receipt requested.

       Section 6. That SECTION 20, NOTICES, Ordinance No. 78-11, City of Hillsboro, Texas, be, and it is hereby amended to read as follows:

       SECTION 20. NOTICES

       All notices provided for in this franchise ordinance shall be deemed delivered forty-eight (48) hours after the deposit of same in the U.S. Mail by either party, properly addressed to the other party at the addresses given below, postage prepaid and certified, return receipt requested, whether actually received or not. The address for the City shall be The City of Hillsboro, p.O. Box 568, Hillsboro, Texas 76645. The address for the Grantee shall be Hillsboro Cable TV, Limited Partnership, P.O. Box 580279, Houston, Texas 77258-0279.

       Section 7. That all ordinances or parts of ordinances in conflict with this ordinance are to the extent of said conflict hereby repealed.

       Section 8. If any section, sentence, clause or phrase of this ordinance is held unconstitutional or otherwise invalid, the same shall not in any manner be construed as to affect the validity of the remainder of this ordinance as a whole or any part or provision hereby, other than the parts so decided to be invalid or unconstitutional. Provided, however, that in the event that the Federal Communications Commission declares any section invalid, then such section or sections shall be renegotiated by the City and the Grantee.

       Section 9. This ordinance shall take effect and be in force from and after its passage.

       PASSED AND APPROVED on second reading in open Council on this the day of September, 1988.

                                                             /s/ HENRY MOORE
                                                             -------------------
                                                             Henry Moore, Mayor

ATTEST:

/s/ SUSAN MOCIO
---------------------------
Susan Mocio, City Secretary

                               ORDINANCE NO. 90-10

       AN ORDINANCE AMENDING ORDINANCE NO. 78-11, CITY OF HILLSBORO, TEXAS, AS AMENDED BY ORDINANCE NO. 88-9, GRANTING A FRANCHISE TO CONSTRUCT, OPERATE AND MAINTAIN A CABLE TELEVISION COMMUNICATIONS SYSTEM IN THE CITY OF HILLSBORO BY AMENDING SECTION 1, DEFINITIONS, SUBSECTION E, GRANTEE, TO DEFINE GRANTEE AS SLT CABLE TV, INC., BY AMENDING SECTION 4, DURATION OF FRANCHISE; RENEWAL, SUBSECTION A, TO PROVIDE FOR A NEW TERMINATION DATE; BY AMENDING SECTION 7, RATES, TO PROVIDE MAXIMUM RATES FOR FOUR YEARS FROM THE EFFECTIVE DATE OF THIS ORDINANCE; BY AMENDING SECTION 20, NOTICES, TO REFLECT THE CORRECT ADDRESS OF GRANTEE; REPEALING ALL ORDINANCES OR PARTS OF ORDINANCES IN CONFLICT HEREWITH; CONTAINING A SEVERABILITY CLAUSE; AND PROVIDING FOR A METHOD OF PUBLICATION AND AN EFFECTIVE DATE.

       WHEREAS, the City Council of the City of Hillsboro, Texas, granted a franchise to build, construct, operate and maintain a cable television communications system in the City of Hillsboro, Texas, to CABLE TV OF HILLSBORO, INC., by Ordinance No. 78-11, on December 19, 1978; and,

       WHEREAS, the City Council of the City of Hillsboro, Texas, transferred and assigned said franchise to HILLSBORO CABLE TV, LIMITED PARTNERSHIP by Ordinance No. 88-9, on September 20, 1988; and,

       WHEREAS, the City Council of the City of Hillsboro, Texas, has given approval for the transfer and assignment of said franchise to SLT CABLE TV, INC.; and,

       WHEREAS, the City Council of the City of Hillsboro, Texas, has found and determined that Ordinance No. 78-11, as amended by Ordinance No. 88-9, should be amended to reflect the change in ownership of said franchise, as well as comply with certain agreements between the City Council and SLT CABLE TV, INC. regarding maximum rates to be charged and the date that said franchise will terminate;

       NOW, THEREFORE, BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF HILLSBORO, TEXAS, AS FOLLOWS:

       Section 1. That SECTION 1, DEFINITIONS, Subsection E, "GRANTEE", of Ordinance No. 78-11, as amended by Ordinance No. 88-9, City of Hillsboro, Texas, be, and it is hereby amended to read as follows:

       SECTION 1. DEFINITIONS

       E. "GRANTEE".

       SLT CABLE TV, INC. and its lawful successors and assigns, whose mailing address is 14141 Southwest Freeway, 6th Floor, P.O. Box 650, Sugar Land, Texas 77479.

       Section 2. That SECTION 4, DURATION OF FRANCHISE; RENEWAL, Subsection A, Ordinance No. 78-11, as amended by Ordinance No. 88-9, City of Hillsboro, Texas, be and it is hereby amended to read as follows:

       SECTION 4. DURATION OF FRANCHISE; RENEWAL

       A. This franchise and all of the rights, privileges, and authorizations hereby granted shall terminate ten (10) years from December 20, 1993.

       Section 4. That SECTION 7, RATES, SUBSECTIONS A., Ordinance No. 78-11, City of Hillsboro, Texas, be, and it is hereby amended to read as follows:

       SECTION 7. RATES

       A. The maximum rates which may be charged by the Grantee for four years from the effective date of this ordinance shall be as follows:

                                  MONTHLY FEES
                              (for one television)

Basic service (all channels except channels 2, 7, 17, & 20)
$15.95 plus $1.67 tax = $17.62

Basic service with one movie channel
$23.90 plus $2.51 tax = $26.41

Basic service with two movie channels
$31.85 plus $3.34 tax = $35.19

Basic service with three movie channels
$39.80 plus $4.18 tax = $43.98

Basic service with four movie channels
$47.75 plus $5.01 tax = $52.76

Additional outlets are $2.00 plus tax per month.

One converter box is furnished free of charge. Additional converter boxes are $2.00 plus tax per month.

Remote control converter boxes are available at $4.00 plus tax per month.

In the event that the City requests the addition of the Home Sports Entertainment Channel (HSE), the 75 cent monthly rate per subscriber will be added to the above rate schedule.

                                 SERVICE CHARGES

Installation fee (up to two outlets)                                      $29.95
Additional outlet installation                                            $15.00
Move outlet                                                               $15.00
Switch or add pay services                                                $15.00
Trip charge for any service not specifically
  noted, such as hooking up a VCR                                         $15.00
Reconnect                                                                 $15.00

       Section 6. That SECTION 20, NOTICES, Ordinance No. 78-11, as amended by Ordinance No. 88-9, City of Hillsboro, Texas, be, and it is hereby amended to read as follows:

       SECTION 20. NOTICES

       All notices provided for in this franchise ordinance shall be deemed delivered forty-eight (48) hours after the deposit of same in the U.S. Mail by either party, properly addressed to the other party at the addresses given below, postage prepaid and certified, return receipt requested, whether actually received or not. The address for the City shall be The City of Hillsboro, P.O. Box 568, Hillsboro, Texas 76645. The address for the Grantee shall be SLT Cable TV, Inc., P.O. Box 650, Sugar Land, Texas 77479.

       Section 7. That all ordinances or parts of ordinances in conflict with this ordinance are to the extent of said conflict hereby repealed.

       Section 8. If any section, sentence, clause or phrase of this ordinance is held unconstitutional or otherwise invalid, the same shall not in any manner be construed as to affect the validity of the remainder of this ordinance as a whole or any part or provision hereby, other than the parts so decided to invalid or unconstitutional. Provided, however, that in the event that the Federal Communications Commission declares any section invalid, then such section or sections shall be renegotiated by the City and the Grantee.

       Section 9. This ordinance shall take effect and be in force after publication one time in the official newspaper of the City of Hillsboro, which publication shall be sufficient if it contains the caption hereof.

       PASSED AND APPROVED on second reading in open Council on this the day of June 1990.

                                                             /s/ HENRY MOORE
                                                             -------------------
                                                             Henry Moore, Mayor

ATTEST:

/s/ SUSON MOCIO
---------------------------
Susan Mocio, City Secretary

                             ORDINANCE NO. 93-11-03

       AN ORDINANCE OF THE CITY OF HILLSBORO; PRESCRIBING REGULATIONS FOR RATES CHARGED TO CABLE TELEVISION SUBSCRIBERS FOR THE BASIC SERVICE TIER; PROVIDING THAT THIS ORDINANCE IS CUMULATIVE; PROVIDING A SEVERABILITY CLAUSE; PROVIDING FOR PUBLICATION; AND PROVIDING AN EFFECTIVE DATE.

       WHEREAS, the Federal Communications Commission ("FCC") has issued rules pursuant to the Cable Television Consumer Protection and Competition Act, Pub.
L. No. 102-385 (1992) ("1992 Cable Act"), implementing the regulation of cable television subscriber rates; and

       WHEREAS, these rules allocate the regulation of rates for the basic service tier and associated equipment rates to local franchising authorities and require local authorities to become certified and adopt their own regulations governing the process of rate regulation; and

       WHEREAS, the City of Hillsboro franchises cable television service for the benefit of its citizens; and

       WHEREAS, the city has submitted its application for certification to the FCC and it is expedient to adopt the required regulations now, in order to implement regulations at the earliest possible date to obtain the most competitive rates for the city's cable ratepayers; NOW, THEREFORE,

BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF HILLSBORO:

                             SECTION 1. DEFINITIONS.

       In this ordinance:

       BASIC CABLE RATES means the monthly charges for a subscription to the basic service tier and the associated equipment.

       BASIC SERVICE TIER means a separately available service tier to which subscription is required for access to any other tier of service, including as a minimum, but not limited to, all must-carry signals, all PEG channels, and all domestic television signals other than superstations.

       BENCHMARK means a per channel rate of charge for cable service and associated equipment which the FCC has determined is reasonable.

       CABLE ACT OF 1992 means the Cable Television Consumer Protection and Competition Act of 1992.

       CABLE OPERATOR means any person or group of persons:

               (A) who provide cable service over a cable system and directly or through one more affiliates owns a significant interest in such a cable system; or

               (B) who otherwise controls or is responsible for, through any arrangement, the management and operation of such a cable system.

       CHANNEL means a unit of cable service identified and selected by a channel number or similar designation.

       COST OF SERVICE SHOWING means a filing in which the cable operator attempts to show that the benchmark rate or the price cap is not sufficient to allow the cable operator to fully recover the costs of providing the basic service tier and to continue to attract capital.

       FCC means the Federal Communications Commission.

       INITIAL BASIC CABLE RATES means the rates that the cable operator is charging for the basic service tier, including charges for associated equipment, at the time the city notifies the cable operator of the city's qualification and intent to regulate basic cable rates.

       MUST-CARRY SIGNAL means the signal of any local broadcast station (except superstations) which is required to be carried on the basic service tier.

       PEG CHANNEL means the channel capacity designated for public, educational, or governmental use, and facilities and equipment for the use of that channel capacity.

       PRICE CAP means the ceiling set by the FCC on future increases in basic cable rates regulated by the city, based on a formula using the GNP fixed weight price index, reflecting general increases in the cost of doing business and changes in overall inflation.

       REASONABLE RATE STANDARD means a per channel rate that is at, or below, the benchmark or price cap level.

       SUPERSTATION means any non-local broadcast signal secondarily transmitted by satellite.

                 SECTION 2. INITIAL REVIEW OF BASIC CABLE RATES.

       (a) NOTICE. Upon the adoption of this ordinance and the certification of the city by the FCC, the city shall immediately notify all cable operators in the city, by certified mail, return receipt requested, that the city intends to regulate subscriber rates charged for the basic service tier and associated equipment as authorized by the Cable Act of 1992.

       (b) CABLE OPERATOR RESPONSE. Within 30 days of receiving notice from the city, a cable operator shall file with the city, its current rates for the basic service tier and associated equipment and any supporting material concerning the reasonableness of its rates.

       (c) EXPEDITED DETERMINATION AND PUBLIC HEARING. (1) If the city council is able to expeditiously determine that the cable operator's rates for the basic service tier and associated equipment are within the FCC's reasonable rate standard, as determined by the applicable benchmark, the city council shall:

               (A) hold a public hearing at which interested persons may express their views; and

               (B) act to approve the rates within 30 days from the date the cable operator filed its basic cable rates with the city.

            (2) If the city council takes no action within 30 days from the date the cable operator filed its basic cable rates with the city, the proposed rates will continue in effect.

       (d) Extended review period. (1) If the city council is unable to determine whether the rates in issue are within the FCC's reasonable rate standard based on the material before it, or if the cable operator submits a cost-of-service showing, the city council shall, within 30 days from the date the cable operator filed its basic cable rates with the city and by adoption of a formal resolution, invoke the following additional periods of time, as applicable, to make a final determination:

               (A) 90 days if the city council needs more time to ensure that a rate is within the FCC's reasonable rate standard; or

               (B) 150 days if the cable operator has submitted a cost-of-service showing seeking to justify a rate above the applicable benchmark.

            (2) If the city council has not made a decision within the 90 or 150 day period, the city council shall issue a brief written order at the end of the period requesting the cable operator to keep accurate account of all amounts received by reason of the proposed rate and on whose behalf the amounts are paid.

       (e) PUBLIC HEARING. During the extended review period and before taking action on the proposed rate, the city council shall hold at least one public hearing at which interested persons may express their views and record objections.

       (f) OBJECTIONS. An interested person who wishes to make an objection to the proposed initial basic rate may request the city secretary to record the objection during the public hearing or may submit the objection in writing anytime before the decision resolution is adopted. In order for an objection to be made part of the record, the objector must provide the city secretary with the objector's name and address.

       (g) BENCHMARK ANALYSIS. If a cable operator submits its current basic cable rate schedule as being in compliance with the FCC's reasonable rate standard, the city council shall review the rates using the benchmark analysis in accordance with the standard form authorized by the FCC. Based on the city council's findings, the initial basic cable rates shall be established as follows:

            (1) If the current basic cable rates are below the benchmark, those rates shall become the initial basic cable rates and the cable operator's rates will be capped at that level.

            (2) If the current basic cable rates exceed the benchmark, the rates shall be the greater of the cable operator's per channel rate on September 30, 1992, reduced by 10 percent, or the applicable benchmark, adjusted for inflation and nay change in the number of channels occurring between September 30, 1992 and the initial date of regulation.

            (3) If the current basic cable rates exceed the benchmark, but the cable operator's per channel rate was below the benchmark on September 30, 1992, the initial basic cable rate shall be the benchmark, adjusted for inflation.

       (h) COST-OF-SERVICE SHOWINGS. If a cable operator does not wish to reduce the rates to the permitted level, the cable operator shall have the opportunity to submit a cost-of-service showing in an attempt to justify a initial basic cable rates above the FCC's reasonable rate standard. The city council will review a cost-of-service submission pursuant to FCC standards for cost-of-service review. The city council may approve initial basic cable rates above the benchmark if the cable operator makes the necessary showing; however, a cost-of-service determination resulting in rates below the benchmark or below the cable operator's September 30, 1992 rates minus 10 percent, will prescribe the cable operator's new rates.

       (i) DECISION. (1) BY FORMAL RESOLUTION. After completion of its review of the cable operator's proposed rates, the city council shall adopt its decision by formal resolution. The decision shall include one of the following:

               (A) If the proposal is within the FCC's reasonable rate standard or is justified by a cost-of-service analysis, the city council shall approve the initial basic cable rates proposed by the cable operator; or

               (B) If the proposal is not within the FCC's reasonable rate standard and the cost-of-service analysis, if any, does not justify the proposed rates, the city council shall establish initial basic cable rates that are within the FCC's reasonable rate standard or that are justified by a cost-of-service analysis.

            (2) ROLLBACKS AND REFUNDS. If the city council determines that the initial basic cable rates as submitted exceed the reasonable rate standard or that the cable operator's cost-of-service showing justifies lower rates, the city council may order the rates reduced in accordance with Paragraph (g) or (h) above, as applicable. In addition, the city council may order the cable operator to pay to subscribers, refunds of the excessive portion of the rates with interest (computed at applicable rates published by the Internal Revenue Service for tax refunds and additional tax payments), retroactive to September 1, 1993. The method for paying any refund and the interest rate will be in accordance with FCC regulations as directed in the city council's decision resolution.

            (3) STATEMENT OF REASONS FOR DECISION AND PUBLIC NOTICE. If rates proposed by a cable operator are disapproved in whole or in part, or if there were objections made by other parties to the proposed rates, the resolution must state the reasons for the decision and the city council must give public notice of its decision. Public notice will be given by advertisement once in the official newspaper of the city.

       (j) APPEAL. The city council's decision concerning rates for the basic service tier or associated equipment, may be appealed to the FCC in accordance with applicable federal regulations.

         SECTION 3. REVIEW OF REQUEST FOR INCREASE IN BASIC CABLE RATES.

       (a) NOTICE. A cable operator in the city who wishes to increase the rates for the basic service tier or associated equipment shall file a request with the city and notify all subscribers at least 30 days before the cable operator desires the increase to take effect. This notice may not be given more often than annually and not until at least one year after the determination of the initial basic cable rates.

       (b) EXPEDITED DETERMINATION AND PUBLIC HEARING. (1) If the city council is able to expeditiously determine that the cable operator's rate increase request for basic cable service is within the FCC's reasonable rate standard, as determined by the applicable price cap, the city council shall:

               (A) hold a public hearing at which interested persons may express their views; and

               (B) act to approve the rate increase within 30 days from the date the cable operator filed its request with the city.

            (2) If the city council takes no action within 30 days from the date the cable operator filed its request with the city, the proposed rates will go into effect.

       (c) EXTENDED REVIEW PERIOD. (1) If the city council is unable to determine whether the rate increase is within the FCC's reasonable rate standard based on the material before it, or if the cable operator submits a cost-of-service showing, the city council shall, by adoption of a formal resolution, invoke the following additional periods of time, as applicable to make a final determination:

               (A) 90 days if the city council needs more time to ensure that the requested increase is within the FCC's reasonable rate standard as determined by the applicable price cap; and

               (B) 150 days if the cable operator has submitted a cost-of-service showing seeking to justify a rate increase above the applicable price cap.

            (2) The proposed rate increase is tolled during the extended review period.

            (3) If the city council has not made a decision within the 90 or 150 day period, the city council shall issue a brief written order at the end of the period requesting the cable operator to keep accurate account of all amounts received by reason of the proposed rate increase and on whose behalf the amounts are paid.

       (d) PUBLIC HEARING. During the extended review period and before taking action on the requested rate increase, the city council shall hold at least one public hearing at which interested persons may express their views and record objections.

       (e) OBJECTIONS. An interested person who wishes to make an objection to the proposed rate increase may request the city secretary to record the objection during the public hearing or may submit the objection in writing anytime before the decision resolution is adopted. In order for an objection to be made part of the record, the objector must provide the city secretary with the objector's name and address.

       (f) DELAYED DETERMINATION. If the city council is unable to make a final determination concerning a requested rate increase within the extended time period, the cable operator may put the increase into effect, subject to subsequent refund if the city council later issues a decision disapproving any portion of the increase.

       (g) PRICE CAP ANALYSIS. If a cable operator presents its request for a rate increase as being in compliance with the FCC's price cap, the city council shall review the rate using the price cap analysis in accordance with the standard form authorized by the FCC. Based on the city council's findings, the basic cable rates shall be established as follows:

            (1) If the proposed basic cable rate increase is within the price cap established by the FCC, the proposed rates shall become the new basic cable rates.

            (2) If the proposed basic cable rate increase exceeds the price cap established by the FCC, the city council shall disapprove the proposed rate increase and order an increase that is in compliance with the price cap.

       (h) COST-OF-SERVICE SHOWINGS. If a cable operator submits a cost-of-service showing in an attempt to justify a rate increase above the price cap, the city council will review the submission pursuant the FCC standards for cost-of-service review. The city council may approve a rate increase above the price cap if the cable operator make the necessary showing; however, a cost-of-service determination resulting in a rate below the price cap or below the cable operator's then current rate will prescribe the cable operator's new rate.

       (i) DECISION. The city council's decision concerning the requested rate increase, shall be adopted by formal resolution. If a rate increase proposed by a cable operator is disapproved in whole or in part, or if objections were made by other parties to the proposed rate increase, the resolution must state the reasons for the decision. Objections may be made at the public hearing by a person requesting the city secretary to record the objection or may be submitted in writing at anytime before the decision resolution is adopted.

       (j) REFUNDS. (1) The city council may order refunds of subscribers' rate payments with interest if;

               (A) the city council was unable to make a decision within the extended time period as described in Paragraph (c) above; and

               (B) the cable operator implemented the rate increase at the end of the extended review period; and

               (C) the city council determines that the rate increase as submitted exceeds the applicable price cap or that the cable operator failed to justify the rate increase by a cost-of-service showing, and the city council disapproves any portion of the rate increase.

            (2) The method for paying any refund and the interest rate will be in accordance with FCC regulations as directed in the city council's decision resolution.

       (k) APPEAL. The city council's decision concerning rates for the basic service tier or associated equipment, may be appealed to the FCC in accordance with applicable federal regulations.

                      SECTION 4. CABLE OPERATOR INFORMATION

       (a) CITY MAY REQUIRE. (1) In those cases when the cable operator has submitted initial rates or proposed an increase the exceeds the reasonable rate standard, the city council may require the cable operator to produce information in addition to that submitted, including proprietary information, if needed to make a rate determination. In these cases, a cable operator may request the information be kept confidential in accordance with this section.

            (2) In cases where initial or proposed rates comply with the reasonable rate standard, the city council may request additional information only in order to document that the cable operator's rates are in accord with the standard.

       (b) REQUEST FOR CONFIDENTIALITY. (1) A cable operator submitting information to the city council may request in writing that the information not be made routinely available for public inspection. A copy of the request shall be attached to and cover all of the information and all copies of the information to which it applies.

            (2) If feasible, the information to which the request applies shall be physically separated from any information to which the request does not apply. If this is not feasible, the portion of the information to which the request applies shall be identified.

            (3) Each request shall contain a statement of the reasons for withholding inspection and a statement of the facts upon which those reasons are based.

            (4) Casual requests which do not comply with the requirements of this subsection, shall not be considered.

       (c) CITY COUNCIL ACTION. Requests which comply with the requirements of Subsection (b), will be acted upon by the city council. The city council will grant the request if the cable operator presents by a preponderance of the evidence, a case for nondisclosure consistent with applicable federal regulations. If the request is granted, the ruling will be placed in a public file in lieu of the information withheld from public inspection. If the request does not present a case for nondisclosure and the city council denies the request, the city council shall take one of the following actions:

            (1) If the information has been submitted voluntarily without any direction from the city, the cable operator may request that the city return the information without considering it. Ordinarily, the city will comply with this request. Only in the unusual instance that the public interest so requires, will the information be made available for public inspection.

            (2) If the information was required to be submitted by the city council, the information will be made available for public inspection.

       (d) APPEAL. If the city council denies the request for confidentiality, the cable operator may seek review of that decision from the FCC within five working days of the city council's decision, and the release of the information will be stayed pending review.

                      SECTION 5. AUTOMATIC RATE ADJUSTMENTS

       (a) ANNUAL INFLATION ADJUSTMENT. In accordance with FCC regulations, the cable operator may adjust its capped base per channel rate for the basic service tier annually by the final GNP-PI index.

       (b) OTHER EXTERNAL COSTS. (1) The FCC regulations also allow the cable operator to increase its rate for the basic service tier automatically to reflect certain external cost factors to the extent that the increase in cost of those factors exceeds the GNP-PI. These factors include retransmission consent fees, programming costs, state and local taxes applicable to the provision of cable television service, and costs of franchise requirements. The total cost of an increase in a franchise fee may be automatically added to the base per channel rate, without regard to its relation to the GNP-PI.

            (2) For all categories of external costs other than retransmission consent and franchise fees, the starting date for measuring changes in external costs for which the basic service per channel rate may be adjusted will be the date on which the basic service tier becomes subject to regulation or February 28, 1994, whichever occurs first. The permitted per channel charge may not be adjusted for costs of retransmission consent fees or changes in those fees incurred before October 6, 1994.

       (c) NOTIFICATION AND REVIEW. The cable operator shall notify the city at least 30 days in advance of a rate increase based on automatic adjustment items. The city shall review the increase to determine whether the item or items qualify as automatic adjustments. If the city makes no objection within 30 days of receiving notice of the increase, the increase may go into effect.

                             SECTION 6. ENFORCEMENT

       (a) REFUNDS. The city may order the cable operator to refund to subscribers a portion of previously paid rates under the following circumstances:

            (1) A portion of the previously paid rates have been determined to be in excess of the permitted tier charge or above the actual cost of equipment; or

            (2) The cable operator has failed to comply with a valid rate order issued by the city.

       (b) FINES. If the cable operator fails to comply with a rate decision or refund order, the cable operator shall be subject to a fine of $500 for each day the cable operator fails to comply.

PASSED AND APPROVED on a second reading at a meeting of the City Council held on this the 2nd day of November, 1993.


                                                             -------------------
                                                             Henry Moore, Mayor


ATTEST:


----------------------------
Frankie Lahr, City Secretary

                            ORDINANCE NO. 95-08-15__

         AN ORDINANCE OF THE CITY OF HILLSBORO, TEXAS AMENDING ORDINANCE NO. 78-11, AS AMENDED BY ORDINANCE NO. 88-9, AS AMENDED BY ORDINANCE NO. 90-10, AS AMENDED BY ORDINANCE NO. 93-11-03, CONDITIONALLY CONSENTING TO THE TRANSFER OF THE CABLE TELEVISION FRANCHISE GRANTED TO SLT CABLE TV, INC.; AUTHORIZING THE MAYOR AND CITY SECRETARY TO ENTER INTO SUCH AMENDMENT WITH ALLTEL AND NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP PURSUANT TO ORDINANCE NO. 78-11, 88-9, 90-10, AND 93-11-03; PROVIDING FOR A METHOD OF PUBLICATION; PROVIDING A SEVERABILITY CLAUSE; PROVIDING A SAVINGS CLAUSE; PROVIDING AN EFFECTIVE DATE; AND FINDING AND DETERMINING THAT THE MEETING AT WHICH THIS ORDINANCE IS PASSED IS OPEN TO THE PUBLIC AS REQUIRED BY LAW.


         WHEREAS, the City Council of the City of Hillsboro, Texas, granted a franchise to build, construct, operate and maintain a cable television communications system in the City of Hillsboro, Texas, to CABLE TV OF HILLSBORO, INC., by Ordinance No. 78-11, on December 19, 1978; and
         WHEREAS, the City Council of the City of Hillsboro, Texas, transferred and assigned said franchise to HILLSBORO CABLE TV LIMITED PARTNERSHIP by Ordinance No. 88-9, on September 20, 1988; and
         WHEREAS, the City Council of the City of Hillsboro, Texas, transferred and assigned said franchise to SLT CABLE TV, INC., by Ordinance No. 90-10, on June 19, 1990; and
         WHEREAS, on December 14, 1992, SLT CABLE TV, INC.'s parent corporation SLT Communications, Inc. was acquired by ALLTEL CORPORATION; and
         WHEREAS, on April 10, 1995, ALLTEL entered into an agreement to sell its 18 cable systems (including Hillsboro) to NORTHLAND TELECOMMUNICATIONS CORPORATION; and
         WHEREAS, ALLTEL desires to transfer the Franchise and the System to NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP ("NORTHLAND") ("Transfer"); and
         WHEREAS, the Franchise Documents require the City's prior written consent to a transfer of the Franchise; and
         WHEREAS, on June 14, 1995, the ALLTEL and NORTHLAND jointly submitted to the City their application on Federal Communications Commission ("FCC") Form 394 ("Transfer Application") and Special Relief Petition and Request for Waiver, requesting that the City acknowledge notice of and approve the Transfer; and
         WHEREAS the City has reviewed the Transfer Application for the conditions that ALLTEL completes payment of the refunds stated in Resolution No. 95-08-01 and that NORTHLAND executes within thirty (30) days from the date of the passage of this ordinance a separate document which acknowledges acceptance of the City of Hillsboro cable franchise as amended by Ordinances Nos. 88-9, 90-10, 93-11-03, and this ordinance.
         Section 4. Consent To Transfer Denied if Conditions Not Met.    If the
Companies fail to satisfy any of the conditions in Section 1 hereof or previous franchise ordinances, then the City's consent to the Transfer is DENIED, pursuant to Ordinance Nos. 78- 11, 88-9, 90-10, and 93-11-03.

         Section 5. Authorization to Enter Into Franchise Transfer. The Mayor and City Secretary are hereby authorized and directed to execute all necessary transfer documents in connection therewith on behalf of the City of Hillsboro with ALLTEL and NORTHLAND.
         Section 6. Limited Transfer Consent. This ordinance shall not be construed to grant or imply the City's consent to any other future transfer of the Franchise that may require the City's consent under any applicable federal, state, or local law. The City reserves all of its rights with regard to any such future transfers or transactions giving rise to such transfers.
         Section 7.  Publication.    Publication shall be made on (1) time in
the official publication of the City of Hillsboro, Texas, after final passage, which publication shall contain the caption stating in substance the purpose of the ordinance.
         Section 8.  Severability Clause.    If any provision, section,
sentence, clause or phrase of the Ordinance, or the application of same to any person or set of circumstances, if for any reason is held to be unconstitutional, void, or invalid (or for any reason unenforceable), the validity of the remaining portion of this Ordinance or its application to other persons or sets of circumstances shall not be affected thereby, it being the intention of the City Council of the City of Hillsboro in adopting and of the Mayor in approving this Ordinance, that no portion hereof or provision or regulation contained herein shall become inoperative or fail by any reason of any unconstitutionality or invalidity of any other portion, provision or regulation. Provided, however, that in the event that the Federal Communications Commission declares any section invalid, then such section or sections shall be renegotiated by the City and the Grantee within 30 days of such FCC decision. Refusal to renegotiate will be considered a violation of the franchise and the City may invoke Section 14 of the franchise as stated in Ordinance No. 78-11.
         Section 9. Savings Clause. To the extent of any prior ordinance of the city of Hillsboro (or any provision, clause, phrase, sentence or paragraph contained therein) conflicts with this ordinance, said conflicting ordinance, provision clause, phrase, sentence or paragraph is hereby repealed.
         Section 10. Effective Date. That this ordinance shall take effect immediately from and after its passage in accordance with the provisions of the laws of the State of Texas and the Charter of the City of Hillsboro, Texas.
         Section 11. Public Meeting. That it is hereby officially found and determined that the meeting at which this ordinance is passed was open to the public as required and that public notice of the time, place, and purpose of said meeting was given as required by the Open Meetings Act. TEX. GOV'T CODE ANN., Chapter 551 (Vernon 1995).
         PASSED AND APPROVED in regular session of the City Council of the City of Hillsboro, Texas, on the 15th day of August, 1995.

                                            /s/ HENRY MOORE
                                            -----------------------------------
                                            Henry Moore, Mayor

ATTEST:

/s/ FRANKIE LAHR
---------------------------------------
Frankie Lahr, City Secretary